UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 12, 2020
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 18, 2020, NIKE, Inc. (the “Company” or “NIKE”) announced the appointment of Heidi O’Neill, currently NIKE’s President of Nike Direct, as President of Consumer and Marketplace, effective April 1, 2020. The Company also     announced Andrew Campion, currently NIKE’s Chief Financial Officer (“CFO”), as Chief Operating Officer (“COO”), and the appointment of Matthew Friend to succeed Mr. Campion as CFO, each effective April 1, 2020.
Ms. O’Neill succeeds Elliott Hill, who notified the Company on February 12, 2020 of his intention to retire from his position as President of Consumer and Marketplace effective March 31, 2020. Mr. Campion succeeds Eric Sprunk, who notified the Company on February 12, 2020 of his intention to retire from his position as COO effective March 31, 2020. Mr. Hill and Mr. Sprunk are expected to retire from NIKE by the end of calendar year 2020. Following their retirements, each of Mr. Hill and Mr. Sprunk will be subject to the terms and conditions of his noncompetition agreement, as is described in the Company’s annual proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on July 23, 2019. Pursuant to their noncompetition agreements, the Company will make monthly payments to each of them during the one-year noncompetition period, each in an amount equal to one-twelfth of his annual base salary.
Mr. Campion, 48, joined NIKE in 2007 as Vice President of Global Planning and Development, leading long-range financial and strategic planning, and was appointed Chief Financial Officer of the NIKE Brand in 2010. In 2014, he was appointed Senior Vice President, Strategy, Finance and Investor Relations in addition to his role as Chief Financial Officer of the NIKE Brand, and in 2015 he was appointed NIKE’s CFO. In connection with Mr. Campion’s new role as COO, he will receive a special transition award of restricted stock units (“RSUs”) with a grant date fair value of $10,000,000 that will vest ratably over four years.
Mr. Friend, 42, who succeeds Mr. Campion as NIKE’s CFO, currently serves as Chief Financial Officer of Operating Segments and Vice President of Investor Relations. He joined NIKE in 2009 as Senior Director of Corporate Strategy and Development, and was appointed Chief Financial Officer of Emerging Markets in 2011. In 2014, Mr. Friend was appointed Chief Financial Officer of Global Categories, Product and Functions, and was subsequently appointed Chief Financial Officer of the NIKE Brand in 2016. In 2019, Mr. Friend was also appointed Vice President of Investor Relations. In connection with Mr. Friend’s appointment as NIKE’s CFO, he will receive an annual base salary of $875,000, a target annual bonus opportunity of 120% of his annual base salary, and a target annual long-term cash incentive award opportunity of $1,000,000 commencing with the fiscal 2018-2020 performance period. He will also receive a special transition award of RSUs with a grant date fair value of $6,000,000 that will vest ratably over four years.
In addition, as part of standard compensation and benefit arrangements for senior executives, Mr. Friend and the Company have entered into a noncompetition agreement (the “Non-Compete Agreement”) that applies for one year following Mr. Friend’s termination of employment with the Company. The Non-Compete Agreement provides that, if Mr. Friend’s employment is terminated by NIKE without cause (as defined in the Non-Compete Agreement), the Company will make monthly payments to him during the one-year noncompetition period, each in an amount equal to one-twelfth of his annual base salary; if Mr. Friend resigns, the Company will make monthly payments to him during the one-year noncompetition period, each in an amount equal to one-twenty fourth of his annual base salary. NIKE may unilaterally waive Mr. Friend’s non-compete obligations set forth in the Non-Compete Agreement, in which case NIKE will not be required to make the payments described in the preceding sentence during the period as to which the waiver applies. The foregoing summary is qualified in its entirety by reference to the Form of Covenant Not to Compete, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference into this Item 5.02.
Item 7.01. Regulation FD Disclosure
The Company issued a press release on February 18, 2020 announcing the senior leadership changes, which is attached as Exhibit 99.1 to this current report on Form 8-K.
A copy of the press release is being furnished pursuant to Item 7.01 of Form 8-K and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of NIKE under the Securities Act of 1933 or the Exchange Act.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Covenant Not to Compete
99.1	Press release issued by NIKE, Inc. on February 18, 2020
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	February 18, 2020	By:	/s/ Hilary K. Krane
Hilary K. Krane
Executive Vice President, Chief Administrative Officer, and General Counsel